EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Adsero Canada Corp., an Ontario Canada corporation

Teckn-O-Laser USA Inc., a Delaware corporation

YAC Corp., a Delaware corporation

3091732 Nova Scotia Company, a Nova Scotia Canada corporation owned by YAC Corp.

3091503 Nova Scotia Company, a Nova Scotia Canada corporation owned by 3091732 Nova Scotia Company

Teckn-O-Laser Global Company, a Nova Scotia Canada corporation owned by 3091503 Nova Scotia Company

Teckn-O-Laser Company, a Nova Scotia corporation owned

by Teckn-O-Laser Global Company